SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant   ☑

Filed by a party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

BIOCANCELL THERAPEUTICS INC.
(Name of Registrant as Specified In Its Charter)

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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On June 7, 2012, BioCancell Therapeutics Inc. (the “Company”) filed with the Securities and Exchange Commission a Definitive Proxy Statement (the “Proxy Statement”) providing that Special General Meetings of Series 3 Warrant holders and Series 4 Warrant holders will be held on July 18, 2012 (respectively, the “Series 3 Warrant Holders Meeting” and “Series 4 Warrant Holders Meeting”). The required quorum was not present at neither of such meetings and therefore it was resolved to reschedule both meetings and hold the (i) Series 3 Warrant Holders Meeting on July 30, 2012 at 10:00 am Israel time, and (ii) the Series 4 Warrant Holders Meeting on July 30, 2012 at 10:30 am Israel time.

The required quorum for each of Series 3 Warrant Holders Meeting and the Series 4 Warrant Holders Meeting is the presence in person or by proxy of one-third of the warrants to purchase shares of the Company’s outstanding common stock, present or represented.

There are no other changes relating to the proposals on the agenda of the Series 3 Warrant Holders Meeting and the Series 4 Warrant Holders Meeting, or in the information described in the Proxy Statement. The meetings will be held at the place as provided in the Proxy Statement.